SERIES PORTFOLIOS TRUST

Code of Ethics

Adopted September 15, 2015; Amended March 31, 2021, October 22, 2021

1.BACKGROUND

Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”) requires Series Portfolios Trust (the “Trust”), as a registered investment company, to adopt a written Code of Ethics. The Rule also requires investment advisers to and principal underwriters for each series of the Trust (each a “Fund Organization”) to adopt a written Code of Ethics and to report to the Board of Trustees of the Trust (the “Board”) any material compliance violations. Each Fund Organization is required to adopt its own Code of Ethics and to submit such Code to the Board for approval. The Board may only approve the Trust’s or a Fund Organization’s Code of Ethics after it has made a determination that the Code of Ethics contains provisions reasonably necessary to prevent Access Persons (as defined below) of the Trust or the Fund Organization respectively from engaging in conduct prohibited by the Rule. If a Fund Organization does not have a Code of Ethics or the Board determines that such Code is not compliant with the requirements of the Rule, the Fund Organization will be required to adopt this Code of Ethics as its own and to comply with all terms herein. To the extent a Fund Organization has its own Code of Ethics that has been approved by the Board, Access Persons who are subject to that Code do not also have to comply with this Code of Ethics. The Board may only approve the Trust’s or a Fund Organization’s Code of Ethics after it has made a determination that the Code of Ethics contains provisions reasonably necessary to prevent “Access Persons” (summarized below and further defined in Appendix 1) of the Trust or the Fund Organization respectively from engaging in fraud. In addition, “Investment Personnel” (summarized below and defined in Appendix 1) of a Fund Organization are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an “IPO”) or private placement (a “Limited Offering”).

2.KEY DEFINITIONS

The following defined term supplements the defined terms included within the Code of Ethics. For all other defined terms, see Appendix 1.

The term “Access Person” is defined to include:

(i)any trustee of the Trust;

(ii)any officer of the Trust; who, in connection with his or her regular functions or duties, obtains information regarding the “Purchase or Sale of Covered Securities” (defined in Appendix 1) by a series of the Trust , or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

(iii)any natural person in a “Control” relationship to the Trust who obtains information concerning recommendations made to a Fund regarding the Purchase or Sale of Covered Securities by a Fund.

3.GENERAL PROHIBITIONS UNDER THE RULE

The Rule prohibits fraudulent activities by affiliated persons of the Trust or Fund Organization. Specifically, it is unlawful for any of these persons, in connection with the purchase or sale, directly or indirectly, by such person of a “Security Held or to be Acquired by a Fund” (defined in Appendix 1) to:

a)employ any device, scheme or artifice to defraud a Fund;
b)make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;
c)engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or
d)engage in any manipulative practice with respect to a Fund.

4.CHIEF COMPLIANCE OFFICER

In order to meet the requirements of the Rule, the Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the “Reports”). The chief compliance officer of the Trust (the “Chief Compliance Officer” or “CCO”) or her or his designee will receive and review Reports delivered by each Access Person of the Trust in accordance with Section 5 below. In turn, the CCO will report to the Board any material violations of the Code of Ethics in accordance with Section 7 below. No individual may review his or her own report.

5.ACCESS PERSON REPORTS

The CCO or her designee shall: (1) notify an individual if s/he qualifies as an Access Person under the Code, and (2) maintain a list of all Access Persons. Access Persons are required to submit the following reports to the CCO for themselves and any “Immediate Family Member” (defined in Appendix 1) residing at the same address. In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain comparable information.

a)INITIAL HOLDINGS REPORT. Within ten days of becoming an Access Person (and the information must be current as of no more than 45 days prior to becoming an Access Person), each Access Person and any Immediate Family Member must submit to the CCO a report that contains the following information:

1.The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Covered Security in which the Access Person and any Immediate Family Member had any direct or indirect beneficial ownership when the person became an Access Person;

2.The name of any broker, dealer or bank with whom the Access Person and any Immediate Family Member maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person; and

3.The date the report is submitted by the Access Person.

A form of the INITIAL HOLDINGS REPORT is attached as Appendix 2.

b)QUARTERLY TRANSACTION REPORTS. Within thirty days of the end of each calendar quarter, each Access Person and any Immediate Family Member must submit to the CCO a report that contains the following information:

1.With respect to any transaction during the quarter in a Covered Security in which the Access Person and any Immediate Family Member had any direct or indirect beneficial ownership:

i.The date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP, the interest rate and maturity date, the number of shares and the principal amount of each Covered Security involved;

ii.The nature of the transaction (i.e., purchase, sale, vesting);

iii.The price of the Covered Security at which the transaction was effected;

iv.The name of the broker, dealer or bank with or through which the transaction was effected; and

v.The date the report is submitted by the Access Person.

2.With respect to any account established by the Access Person and any Immediate Family Member in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person or the Immediate Family Member:

i.The name of the broker, dealer or bank with whom the Access Person and any Immediate Family Member established the account;

ii.The date the account was established; and

iii.The date the report is submitted by the Access Person.

A form of the QUARTERLY TRANSACTION REPORT is attached as Appendix 3.

c)ANNUAL HOLDINGS REPORTS. Within 45 days of the end of each calendar year end, the Access Person and any Immediate Family Member must submit to the CCO a report that contains the following information (and the information must be current as of the calendar year end):

1.The title and type of security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares or the principal amount of each Covered Security in which the Access Person and any Immediate Family Member had any direct or indirect beneficial ownership;

2.The name of any broker, dealer or bank with whom the Access Person and any Immediate Family Member maintains an account in which any Securities were held for the direct or indirect benefit of the Access Person or the Immediate Family Member; and

3.The date the report is submitted by the Access Person.

A form of the ANNUAL HOLDINGS REPORT is attached as Appendix 4.

6.EXCEPTIONS TO REPORTING REQUIREMENTS

a)PRINCIPAL UNDERWRITER. An Access Person of a Fund’s principal underwriter is not required to make any Reports under Section 5 above if the principal underwriter:

1.is not an affiliated person of the Trust or any investment adviser to a Fund; and

2.has no officer, director or general partner who serves as an officer, director or general partner of the Trust or of any investment adviser to a Fund.

b)INDEPENDENT TRUSTEE. A trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act (an “Independent Trustee”) is not required to:

1.file an INITIAL HOLDINGS REPORT or ANNUAL HOLDINGS REPORT; or

2.file a QUARTERLY TRANSACTION REPORT, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that, during a 15 day period immediately before or after his or her transaction in a Covered Security, a Fund purchased or sold the Covered Security, or a Fund or its investment adviser considered purchasing or selling the Covered Security.

7.ADMINISTRATION OF THE CODE OF ETHICS - REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

a)The CCO, on behalf of the Trust, shall use reasonable diligence and institute underlying procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics;

b)The CCO, on behalf of the Trust, shall circulate this Code of Ethics to each Access Person upon becoming an Access Person and any time the Code of Ethics is amended thereafter, and receive an Acknowledgement Form from each Access Person that the Code of Ethics was received, read and understood (an Acknowledgement Form is attached hereto as Appendix 5);

c)The CCO, on behalf of the Trust, shall review all Reports to determine whether a possible violation of the Code of Ethics may have occurred and/or a violation of the underlying procedures occurred;

No Access Person shall review his or her own Report(s). The CCO shall appoint an alternate person to review his or her own Reports if the CCO is also an Access Person;

d)The CCO, on behalf of the Trust, shall prepare a written report at least annually, describing any issues arising under the Code of Ethics or its underlying procedures, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information for review by the Board; and

e)On an annual basis, the CCO, on behalf of the Trust shall certify to the Board that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics; and

f)As the Trust relies on each Fund Organization to administer its own Code of Ethics, the CCO shall obtain quarterly reporting from each Fund Organization with respect to any violations of or amendments to such Fund Organization’s Code of Ethics.

8.COMPLIANCE WITH OTHER SECURITIES LAWS

This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice of the CCO or Trust Counsel before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund or if a transaction directly or indirectly involves themselves and the Trust other than the purchase or redemption of shares of a Fund.

In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on Access Persons and others in certain situations. It is expected that

Access Persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

9.PROHIBITED TRADING PRACTICES

a)No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership in such security if to his or her actual knowledge at the time of such purchase or sale:

i.The security is being considered for purchase or sale by a Fund; or

ii.The security is in the process of being purchased or sold by a Fund, or a Fund completed a purchase or sale of such security within the 15-calendar day period prior to such purchase or sale unless such security meeting the criteria in subsections (i) or (ii) above became known to the Access Person as a result of the Fund’s public disclosure (i) that it held such security during the applicable period or (ii) of such security being or having been included in the Fund’s basket for creation or redemption orders of Fund shares during the applicable period.

b)An Access Person who is also classified as Investment Personnel must obtain pre-approval from the Trust CCO before directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.

c)No Access Person may, to his or her actual knowledge, trade ahead of a Fund - a practice known as “frontrunning.”

10.SANCTIONS

Each Fund Organization has adopted a written Code of Ethics. As to any material violation of its Code of Ethics, each Fund Organization shall adopt trading policies and procedures that provide for sanctions of its Access Persons. Such sanctions may include, but are not limited to: (1) a written reprimand in the Access Person’s employment file; (2) a suspension from employment; and/or (3) termination from employment.

The Board may impose, or recommend the CCO impose, such sanctions as it deems appropriate, including sanctions against Access Persons of the Trust or the CCO for failure to adequately supervise Access Persons of the Trust. Such sanctions may include, but are not limited to: (1) a written reprimand in the Access Person’s employment file; (2) disgorgement; and/or (3) removal of the Access Person as an officer of the Trust, if applicable.

11.RECORD RETENTION

All Trust records shall be maintained in accordance with Rule 17j-1(f) under the Investment Company Act. Rule 17j-1(f) mandates the following record keeping requirements:
•A copy of each Trust Code of Ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;
•A record of any violation of the Trust’s Code of Ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;
•A copy of each report made by an Access Person, as required by the Trust’s Code of Ethics, must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place;

•A record of all persons, currently or within the past five years, who are or were required to make reports under the Trust’s Code of Ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;
•A copy of each report required by section 7(d) and section 7(e) of the Trust’s Code of Ethics must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place; and
•A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of the securities described in section 9(b) of the Trust’s Code of Ethics, for at least five years after the end of the fiscal year in which the approval is granted.

SERIES PORTFOLIOS TRUST
Code of Ethics
APPENDIX 1

DEFINITIONS
CONTROL
The power to exercise a controlling influence over the management or policies of the Trust, unless such power is solely the result of an official position with the Trust.
COVERED SECURITY
Includes any Security (see below) but does not include
(i)direct obligations of the Government of the United States;
(ii)bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; and
(iii)Money market mutual funds;
(iv)Securities that are purchased as part of automated payroll deductions/contributions to an Access Person’s 401K, other automated contributions to a mutual fund after tax savings plan (i.e., Automatic Investment Plan or “AIP”, and automatic dividend reinvestment transactions;
(v)shares issued by open-end investment companies (i.e., mutual funds, ETFs) other than Funds.
FUND
A series of the Trust.
IMMEDIATE FAMILY MEMBER
Includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, father-in-law, mother-in-law, son-in-law, daughter-in-law, sister-in-law, brother-in-law (including adoptive relationship).

INITIAL PUBLIC OFFERING (IPO)
An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.
INVESTMENT PERSONNEL
(i)Any employee of a Fund or investment adviser (or of any company in a control relationship to a Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund;
(ii)any natural person who controls the Trust, a Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

LIMITED OFFERING
An offering that is exempt from registration under the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.
PURCHASE OR SALE OF A COVERED SECURITY
Includes, among other things, the writing of an option to purchase or sell a Covered Security.
SECURITY
Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

SECURITY HELD OR TO BE ACQUIRED BY A FUND
(i)Any Covered Security which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and
(ii)Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraphs (a) or (b) above.

(iii)
SERIES PORTFOLIOS TRUST

Code of Ethics

APPENDIX 2

INITIAL HOLDINGS REPORT
(complete within ten days of becoming an Access Person)
The information must be current as of a date no more than 45 days prior to the submission date.
Name_______________________________ Date: _______________
NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1.HOLDINGS – The following represent all Covered Securities holdings that the Access Person and any Immediate Family Member residing at the same address had a direct or indirect beneficial interest as of the above date.

Name and Type of Covered Security	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

2.    BROKER, DEALER OR BANK ACCOUNTS IN WHICH ANY SECURITIES ARE HELD

Name of Institution and Account Holder’s Name (i.e., you and any Immediate Family Member residing at the same address)

Access Person Signature:

Reviewed: ________________________________________
(compliance officer signature)

Compliance Officer Review Date: ____________________________

SERIES PORTFOLIOS TRUST

Code of Ethics
APPENDIX 3
QUARTERLY TRANSACTION REPORT
(complete within thirty days of the quarter-end)
Name_______________________________ Date: _______________
NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1.    TRANSACTIONS - The following represent all transactions in Covered Securities during the quarter by Access Person and any Immediate Family Member residing at the same address had a direct or indirect beneficial interest.

Name and Title of Covered Security	Ticker Symbol or CUSIP	Broker	Number of Shares or Interest Rate, Maturity Date & Principal Amount	Nature of Transaction (i.e., buy, sale)	Purchase Price	Date of Transaction

2.    BROKER, DEALER OR BANK ACCOUNTS IN WHICH ANY SECURITIES ARE HELD WHICH ARE OPENED DURING QUARTER

Name of Institution and Account Holder’s Name (i.e., you and any Immediate Family Member residing at the same address)

Access Person Signature:

Reviewed: ________________________________________
(compliance officer signature)

Compliance Officer Review Date: ____________________________

SERIES PORTFOLIOS TRUST

Code of Ethics
APPENDIX 4
ANNUAL HOLDING REPORT
As of December 31, ____
(current within 45 days of the date of the Report)

Date: ___________    ___________

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1.    HOLDINGS- The following represent all Covered Securities holdings that the Access Person and any Immediate Family Member residing at the same address had a direct or indirect beneficial interest as of the above date.

Name and Type of Covered Security	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

2.    BROKER, DEALER OR BANK ACCOUNTS IN WHICH ANY SECURITIES ARE HELD

Name of Institution and Account Holder’s Name (i.e., you and any Immediate Family Member residing at the same address)

Name:

Date:

Access Person Signature:

Reviewed: ___________________________ _ (compliance officer signature)

Compliance Officer Review Date: ____________________________

SERIES PORTFOLIOS TRUST

Code of Ethics
APPENDIX 5

CODE OF ETHICS ACKNOWLEDGEMENT FORM

ACKNOWLEDGED AND AGREED:
I have received, read, and I understand the terms of, the Series Portfolios Trust Code of Ethics.

By:
Name:
Title:
Date: